Exhibit 31.3
CERTIFICATION
I, Jacques Perron, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Thompson Creek Metals Company Inc. (this “Form 10-K/A”); and

2.
Based on my knowledge, this Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Form 10-K/A.

Date: April 29, 2016

/s/ JACQUES PERRON
Jacques Perron President and Chief Executive Officer